UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2021

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

(239) 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On November 29, 2021, Hertz Global Holdings, Inc. (“Hertz” or the “Company”) issued a press release announcing that its Board of Directors has authorized a share repurchase program of up to $2.0 billion of the Company's outstanding common stock. A copy of the press release is attached as Exhibit 99.1 to this current report and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Board of Directors of the Company has authorized a share repurchase program of up to $2.0 billion of the Company's outstanding common stock.

The repurchase program is effective immediately and will initially comprise the remaining $200 million that was authorized for repurchase at the time of the Company’s offering and listing on NASDAQ. Hertz will be able to pursue the balance of the authorized amount upon completion of its tender offer and consent solicitation, which was previously disclosed in a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2021, with respect to its outstanding Series A Preferred Stock, so long as holders of a majority of the Series A Preferred Stock tender such shares in the tender offer or deliver consents to certain amendments to the Series A Preferred Stock. Investment funds, accounts and other entities owned (in whole or in part), controlled, managed or advised by Apollo Capital Management, L.P. and its affiliates (collectively, “Apollo”), as holders of a majority of the outstanding Series A Preferred Stock, have agreed on the terms and subject to the conditions contained in an agreement between Hertz and Apollo to tender in the offer their shares referred to therein and to consent to the such amendment effective upon the completion of the tender offer.

Repurchases will be made at management's discretion through a variety of methods, such as open-market transactions (including pre-set trading plans), privately negotiated transactions, accelerated share repurchases and other transactions in accordance with applicable securities laws. The program has no time limit. The share repurchase authorization does not obligate the Company to acquire any particular amount of common stock and can be discontinued at any time. There can be no assurance as to the timing or number of shares of any repurchases.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of applicable securities laws and regulations. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on the Company’s current views with respect to future events and the timing, method and amount of share repurchases. These forward-looking statements are subject to a number of risks and uncertainties including prevailing market conditions, as well as other factors. Forward-looking statements represent the Company’s estimates and assumptions only as of the date that they were made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

(d)	Exhibits

	99.1	Press Release of Hertz Global Holdings, Inc. dated November 29, 2021.
	104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(each, a Registrant)

Date: November 29, 2021	By:	/s/ M. David Galainena
	Name:	M. David Galainena
	Title:	Executive Vice President, General Counsel and Secretary